CERTIFICATE OF INCORPORATION

OF

HEALTHYSOLE, INC.

The undersigned Incorporator, desiring to form a corporation pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

ARTICLE I

NAME

The name of the Corporation is HealthySole, Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The Registered Office of the Corporation in the State of Delaware is located at 919 North Market Street, Suite 950, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is Incorp Services, Inc.

ARTICLE III

PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware.

The Corporation shall have all powers that may now or hereafter be lawful for a corporation to exercise under the General Corporation Law of the State of Delaware.

ARTICLE IV

CAPITAL STOCK

(A)       Classes of Stock. The total number of shares of stock of all classes of capital stock that the Corporation is authorized to issue is 75,000,000 shares. The authorized capital stock is divided into 74,000,000 shares of common stock having a par value of $0.001 per share (hereinafter, the “Common Stock”) and 1,000,000 shares of preferred stock having a par value of $0.001 per share (hereinafter, the “Preferred Stock”).

(B)        Common Stock. All shares of Common Stock of the Corporation shall be of one and the same class, shall be identical in all respects and shall have equal rights, powers and privileges. Except as otherwise provided for by resolution or resolutions of the Board of Directors pursuant to this Article IV with respect to the issuance of any series of Preferred Stock or by the General Corporation Law of the State of Delaware, the holders of outstanding shares of Common Stock shall have the exclusive right to vote on all matters requiring stockholder action. On each matter on which holders of Common Stock are entitled to vote, each outstanding share of such Common Stock will be entitled to one (1) vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this

Certificate of Incorporation that relates solely to the terms of one (1) or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one (1) or more other such series, to vote thereon pursuant to this Certificate of Incorporation including any amendments hereto or a designation of one (1) or more series of Preferred Stock or pursuant to the General Corporation Law of the State of Delaware. There shall be no cumulative voting. Subject to the rights of holders of any series of outstanding Preferred Stock, holders of shares of Common Stock shall have equal rights of participation in the dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall have equal rights to receive the assets and funds of the Corporation available for distribution to stockholders in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one (1) or more series of Preferred Stock that may be required by the terms of this Certificate of Incorporation including any amendments hereto or a designation of one (1) or more series of Preferred Stock) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

(C)        Preferred Stock.

1.      Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, if any, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series, adopted by the Board of Directors as hereinafter provided.

2.      Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article IV and to the limitations prescribed by the General Corporation Law of the State of Delaware, to authorize by resolution or resolutions from time to time the issuance of one or more series of Preferred Stock out of the authorized but unissued shares of Preferred Stock and with respect to each such series to fix, by filing a certificate of designation pursuant to the General Corporation Law of the State of Delaware setting forth such resolution or resolutions and providing for the issuance of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

(i) the designation of such series;

(ii)        the number of shares of such series, which number the Board of Directors may thereafter (except where otherwise provided in the certificate of designation for such series) increase or decrease (but not below the number of shares of such series then outstanding);

(iii)      the dividend rate, if any, payable to holders of shares of such series, any conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

(iv)       whether the shares of such series shall be subject to redemption by the Corporation, in whole or in part, at the option of the Corporation or of the holder thereof, and, if made subject to such redemption, the times, prices, form of payment and other terms and conditions of such redemption;

(v)         the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(vi)       whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation or any other security, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchanges;

(vii)    the extent, if any, to which the holders of shares of such series shall be entitled to vote generally, with respect to the election of directors, upon specified events or otherwise;

(viii)  the restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

(ix)       the rights and preferences of the holders of the shares of such series upon any voluntary or involuntary liquidation or dissolution of, or upon the distribution of assets of, the Corporation.

Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior to, rank equally with or be junior to any other series of Preferred Stock to the extent permitted by law and the terms of any other series of Preferred Stock.

ARTICLE V

BOARD OF DIRECTORS

(A)       Power of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors shall be expressly authorized to:

1.      determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation;

2.      establish one or more committees of the Board of Directors, by the affirmative vote of a majority of the entire Board of Directors, to which may be delegated any or all of the powers and duties of the Board of Directors to the fullest extent permitted by law; and

3.      exercise all such powers and do all such acts as may be exercised by the Corporation, subject to the provisions of the laws of the State of Delaware, this Certificate of Incorporation, and the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”).

(B)        Number of Directors. The number of directors constituting the entire Board of Directors shall be fixed from time to time exclusively by a vote of a majority of the Board of Directors in the manner provided in the Bylaws.

(C)        Vacancies. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock to elect directors, any vacancies on the Board of Directors for any reason, including from the death, resignation, disqualification or removal of any director, and any newly created directorships resulting by reason of any increase in the number of directors shall be filled exclusively by the Board of Directors, acting by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by stockholders. Any directors elected to fill a vacancy shall hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

(D)       Removal of Directors. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause only by the affirmative vote of the holders of a majority of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting as a single class.

ARTICLE VI

LIMITATION OF LIABILITY, INDEMNIFICATION AND INSURANCE

(A)       Limitation of Liability of Directors. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director to the fullest extent permitted by the General Corporation Law of Delaware as the same now exists or hereafter may be amended.

(B)        Indemnification. The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

(C)        Insurance. The Corporation shall have the power to maintain insurance on behalf of any and all persons whom it shall have power to indemnify as discussed above against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI, in respect of any matter occurring, or any cause of action, suit, claim or proceeding that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VII

AMENDMENT OF BYLAWS

(A)       Amendment by the Board of Directors. In furtherance, and not in limitation, of the powers conferred upon it by law, the Board of Directors is expressly authorized and empowered to amend, alter, change, adopt or repeal the Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted shall invalidate any prior act of the directors that would have been valid if such Bylaws had not been adopted.

(B)        Amendment by Stockholders. In addition to any requirements of the General Corporation Law of the State of Delaware (and notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of the State of Delaware), unless otherwise specified in the Bylaws, the affirmative vote of the holders of a majority of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter, change, adopt or repeal any Bylaws of the Corporation.

ARTICLE VIII

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation hereby reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the General Corporation Law of Delaware may be added or inserted, in the manner now or hereafter prescribed by the General Corporation Law of Delaware, and all rights, preferences and privileges of whatsoever nature conferred on stockholders, directors or any other persons whomsoever therein granted are subject to this reservation.

ARTICLE IX

NAME AND MAILING ADDRESS OF INCORPORATOR

The name and mailing address of the Incorporator is as follows:

Peter Kassel

774 Mays Blvd, Ste 10-220

Incline Village, NV 89451

By:

Incorporator

Name: Peter Kassel

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A LIABILITY COMPANY TO A

CORPORATION PURSUANT TO SECTION 265 OF

THE DELAWARE GENERAL CORPORATION LAW

Pursuant to Title 8, Section 265 of the Delaware General Corporation Law, the undersigned converting limited liability company does hereby submit this Certificate of Conversion for the purposes of converting to a business corporation.

  1. The jurisdiction where the limited liability company first formed is Nevada.

  2. The jurisdiction immediately prior to filing this Certificate of Conversion is Nevada.

  3. The date the limited liability company was first formed is August 3, 2011.

  4. The name of the limited liability company immediately prior to filing this Certificate of Conversion is “Healthy Sole, L.L.C.”.

  5. The name of the corporation set forth in the Certificate of Incorporation is “HealthySole, Inc.”.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting limited liability company has executed this Certificate of Conversion on this 5th day of May, 2022.

HEALTHYSOLE, L.L.C.

Name:   Robert Kassel

Title:   Manager